Exhibit 5.1

(212) 373 3000

(212) 757 3990

www.paulweiss.com

November 14, 2007

Citigroup Inc.

399 Park Avenue

New York, NY 10043

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”) of Citigroup Inc., a Delaware corporation (“Citigroup”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”) and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of certain shares of Citigroup common stock (the “Citigroup Stock”), par value $0.01 per share, to be issued in connection with the share-for-share exchange (the “Share Exchange”) for all of the outstanding common stock in Nikko not owned by Citigroup or any of its subsidiaries (the “Nikko Stock”), pursuant to the Share Exchange Agreement dated October 31, 2007 as amended on November 14, 2007 (the “Share Exchange Agreement”) between Citigroup Japan Holdings Ltd., a wholly owned subsidiary of Citigroup (“Citigroup Japan Holdings”) and Nikko Cordial Corporation (“Nikko”). As a result of the Share Exchange, Nikko shareholders (other than Citigroup Japan Holdings and any Nikko shareholder who elects to exercise its opposition rights) will become shareholders of Citigroup, and Nikko will become a wholly owned subsidiary of Citigroup Japan Holdings.

Capitalized terms used and not otherwise defined herein have the respective meaning given to them in the Registration Statement.

In connection with the furnishing of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the Registration Statement;

(ii)	the Basic Agreement dated October 2, 2007 among Citigroup, Citigroup Japan Holdings and Nikko; and

(iii)	the Share Exchange Agreement.

In addition, we have examined: (i) such corporate records of Citigroup that we have considered appropriate, including a copy of the amended and restated certificate of incorporation and the by-laws, as amended, of Citigroup, each as certified by Citigroup as in effect on the date of this letter, as well as copies of resolutions of the board of directors of Citigroup relating to the Share Exchange, certified by Citigroup; and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and other factual statements of Citigroup made in the Documents and upon certificates of public officials and the officers of Citigroup.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Share Exchange Agreement, the Citigroup Stock will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

2